Exhibit 5.1

3580 Carmel Mountain Road Suite 300 San Diego, CA 92130 858 314 1500 mintz.com

May 4, 2020

DermTech, Inc.

11099 N. Torrey Pines Road, Suite 100

La Jolla, CA  92037

Ladies and Gentlemen:

We have acted as legal counsel to DermTech, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S‑1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on May 4, 2020 under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the offering for resale, on a delayed or continuous basis, by the selling securityholders named in the Registration Statement (the “Selling Securityholders”) of up to an aggregate of 6,627,685 shares (the “Common Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), including (i) 2,470,312 shares of issued and outstanding Common Stock held by the Selling Securityholders, (ii) 3,198,949 shares of Common Stock issuable upon the conversion of the issued and outstanding shares of the Series B-1 Convertible Preferred Stock of the Company (the “Series B-1 Preferred Stock”) held by the Selling Securityholders and convertible into shares of Common Stock (the “B-1 Conversion Shares”), (iii) 523,814 shares of Common Stock issuable upon the conversion of the issued and outstanding shares of the Series B-2 Convertible Preferred Stock of the Company (the “Series B-2 Preferred Stock”) held by the Selling Securityholders and convertible into shares of Common Stock (the “B-2 Conversion Shares” and, together with the B-1 Conversion Shares, the “Conversion Shares”), and (iv) 434,610 shares of Common Stock issuable upon the exercise of certain issued and outstanding warrants held by the Selling Securityholders (the “Warrants”) to purchase shares of Common Stock (the “Warrant Shares”).

As counsel to the Company, we have examined the Company’s Amended and Restated Certificate of Incorporation and Bylaws, each as currently in effect, the Registration Statement and the exhibits thereto and such other corporate records, documents, agreements and matters of law as we have considered necessary or appropriate for the purpose of this opinion.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.  Upon the basis of such examination, we advise you that in our opinion:

(a)	the Common Shares are validly issued, fully paid and non-assessable;
(b)

the Conversion Shares, when issued upon conversion of the Series B-1 Preferred Stock and Series B-2 Preferred Stock in accordance with the terms of the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Convertible Preferred Stock and the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series B-2 Convertible Preferred Stock, will be validly issued, fully paid and non-assessable; and

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MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

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MINTZ May 4, 2020 Page 2

(c)	the Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

Our opinion is limited to the federal laws of the United States and the General Corporation Law of the State of Delaware.  We express no opinion with respect to the laws of any other jurisdiction.  No opinion is expressed herein with respect to the qualification of the Common Shares, Conversion Shares or Warrant Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.  This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S‑K promulgated under the Securities Act and to reference the Firm’s name under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement, and we hereby consent thereto.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.